Exhibit 99.2

CB Richard Ellis Group, Inc. Third Quarter 2010 Earnings Conference Call October 27, 2010

Forward Looking Statements This presentation contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance and our business outlook. These statements should be considered as estimates only and actual results may ultimately differ from these estimates. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our third quarter earnings report, filed on Form 8-K last night, and our current annual report on Form 10-K and current quarterly report on Form 10-Q, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available at the SEC’s website (http://www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates that you may hear today. We may make certain statements during the course of this presentation which include references to “non-GAAP financial measures,” as defined by SEC regulations. As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix.

Conference Call Participants Brett White Chief Executive Officer Gil Borok Chief Financial Officer Nick Kormeluk Investor Relations

Business Overview Highlights: Commercial real estate recovery continues despite mixed signals about global economic recovery Total company revenue increased 24% for Q3 2010 versus Q3 2009 Investment sales led with 63% growth in Q3 2010 with strong participation from all regions Leasing performance solid across all geographies, led by the Americas Outsourcing growth trend continued in all geographies Normalized EBITDA rose 60% to $175.5 million in Q3 2010 Normalized EBITDA margin in Q3 2010 improved 320 basis points over Q3 2009 to 13.9%

Q3 CBRE Wins



CALIFORNIA
State of California
- CBRE arranged the $2.3B sale/lease back of 11 state office buildings to California First, LLC.
- This is scheduled to close before year-end.



INDIA
Wipro
- CBRE has been appointed to provide facilities management services for Phase 1 of Wipro's Hyderabad facility.
- Phase 1 is 654,300 SF and consists of 4 buildings with a total built up area of 550,000 SF.



VIRGINIA
USAA Real Estate Company
- CBRE arranged the $250M sale of One and Two Potomac Yard, a 622,000 SF trophy office project in Arlington, VA.
- This is the largest suburban sales transaction and only trophy office acquisition in Arlington County in 2010.



BRAZIL
Groupo Victor Malzoni
- CBRE arranged the $350M sale of a 66% interest in a major office project under construction in Sao Paulo's financial district.
- The 500,000+ SF office building is expected to be completed in 2011.


McDonald's

ILLINOIS
McDonald's Corporation
- CBRE arranged the sale of a 3.1M SF portfolio encompassing 68 excess properties across 28 states.



CHINA
ABB China
- ABB China appointed CBRE as the exclusive transaction services provider for their Beijing corporate headquarters lease negotiations (approximately 250,000 SF).



WASHINGTON
Schnitzer West LLC
- CBRE professionals from LA, London and Vancouver collaborated to complete one of the largest sales in the Western US in 2010.
- $240M sale of 601,081 SF Advanta Office Commons in Bellevue, WA.



UNITED KINGDOM
Sainsbury's
- Supermarket chain Sainsbury's appointed CBRE to manage its entire UK property portfolio.
- This portfolio consists of over 40M SF across more than 1,000 properties.

CBRE
CB RICHARD ELLIS

CB Richard Ellis | Page 5

Q3 2010 Performance Overview Q3 2010 Q3 2009 Revenue1 $1,266.9 million $1,023.2 million Net Income2 GAAP $57.0 million Adjusted $62.4 million GAAP $12.4 million Adjusted $21.6 million EPS2,3 GAAP $0.18 Adjusted $0.20 GAAP $0.04 Adjusted $0.08 EBITDA4 $169.9 million $98.1 million Normalized EBITDA4 5 $175.5 million $109.9 million Normalized EBITDA Margin4, 5 13.9% 10.7% Includes revenue from discontinued operations of $0.7 million for the three months ended September 30, 2010. Adjusted net income and adjusted EPS exclude amortization expense related to customer relationships resulting from acquisitions, integration costs related to acquisitions, cost containment expenses, the write-down of impaired assets and the write-off of financing costs. All EPS information is based upon diluted shares. Includes EBITDA from discontinued operations of $2.4 million for the three months ended September 30, 2010. Normalized EBITDA excludes integration costs related to acquisitions, cost containment expenses and the write-down of impaired assets. 1. 2. 3. 4. 5.

Revenue Breakdown 3rd Quarter 2010 Includes revenue from discontinued operations, which totaled $0.7 million and $1.7 million for the three and nine months ended September 30, 2010, respectively. 34% 33% 16% 6% 4% 3% 2% 2% ($ in millions) 2010 1 2009 % Change 2010 1 2009 % Change Property & Facilities Management 437.1 408.5 7 1,298.8 1,204.7 8 Leasing 414.8 326.2 27 1,129.5 892.3 27 Sales 207.8 127.6 63 483.4 303.6 59 Appraisal & Valuation 72.5 75.8 -4 219.7 208.3 5 Commercial Mortgage Brokerage 50.5 16.0 216 106.2 45.0 136 Investment Management 35.4 30.3 17 103.8 96.1 8 Development Services 20.7 19.4 7 55.7 60.6 -8 Other 28.1 19.4 45 68.6 58.7 17 Total 1,266.9 1,023.2 24 3,465.7 2,869.3 21 Three months ended September 30, Nine months ended September 30, 5.

Outsourcing CAGR 14% 1. Represents combined data for CBRE and TCC; does not include joint ventures and affiliates 1 Q3 2010 Wins 19 new 8 renewals 6 expansions Successes: GCS set another record with 19 new contracts signed in Q3 2010 Square footage under management increased by approximately 14% YTD 2010 Increased adoption in EMEA and Asia Pacific Further penetration into government and health care sectors Challenges: Corporate spending still cautious Lack of job growth still challenging Global Square Footage Managed (SF in billions) 1.2 1.3 1.4 1.6 2.2 2.5 1.9 2004 2005 2006 2007 2008 2009 Q3 2010

Market Statistics Source: CBRE Econometric Advisors (EA) Outlooks Winter 2011 preliminary US Vacancy US Absorption Trends (in millions of square feet) 3Q09 2Q10 3Q10 4Q10 F 4Q11F 2008 2009 3Q09 3Q10 2010F 2011F Office 16.1% 16.7% 16.6% 16.7% 16.3% 19.9 -39.9 -5.4 7.0 5.8 20.2 Industrial 13.5% 14.1% 14.0% 13.8% 12.9% -67.0 -252.0 -50.3 10.6 3.9 166.3 Retail 12.6% 13.1% 13.0% 13.0% 12.6% -5.8 -21.0 -1.9 2.7 -0.7 10.5 Cap Rates Stable and Volumes Edge Up Cap Rate Growth1 3Q09 2Q10 3Q10 3Q11 F Office Volume ($B) 4.8 8.1 8.1 Cap Rate 8.2% 7.8% 7.3% -10 to +50 bps Industrial Volume ($B) 1.8 3.2 4.0 Cap Rate 8.6% 8.3% 8.4% +10 to +50 bps Retail Volume ($B) 2.4 3.1 5.6 Cap Rate 8.1% 8.0% 7.8% 0 to +50 bps Source: RCA October 2010 1. CBRE EA estimates

Sales and Leasing Revenue - Americas ($ in millions) Sales Leasing 69% 57% 36% 31% $575.1 $755.6 $69.0 $116.4 Third Quarter $171.8 $269.5 YTD Third Quarter $212.3 $287.9 2009 2010

Sales and Leasing Revenue – EMEA ($ in millions) Sales Leasing 43% 50% 11% 16% $190.4 $221.5 $66.9 $74.0 $35.1 $50.1 Third Quarter $82.3 $123.4 YTD Third Quarter 2009 2010

Sales and Leasing Revenue – Asia Pacific ($ in millions) Sales Leasing 76% 82% 12% 20% $49.0 $89.4 YTD Third Quarter $23.3 $41.1 Third Quarter $125.9 $150.9 $46.8 $52.6 2009 2010

Development Services Balance Sheet Participation $60.0 million co-invested in Development Services at quarter end. $6.5 million in recourse debt to CBRE and repayment guarantees. 1. In Process figures contain Long-Term Operating Assets (LTOA), including $1.6 billion for 3Q 10, $1.4 billion for 4Q 09 and $0.4 billion for both 4Q 08 and 4Q 07. LTOA are projects that have achieved a stabilized level of occupancy or have been held 18-24 months following shell completion or acquisition. 1. Includes revenue from discontinued operations of $0.7 million for the three months ended September 30, 2010. 2. Includes EBITDA from discontinued operations of $2.4 million for the three months ended September 30, 2010. 4.3 Projects In Process/Pipeline ($ in billions) 2.2 3.8 5.0 4.9 3.6 2.8 2.6 3.6 5.4 6.5 5.6 4.7 4.9 2.3 1.4 2.0 2.3 1.4 1.5 2.5 2.7 3.0 2.7 2.5 0.9 1.1 4Q98 4Q99 4Q00 4Q01 4Q02 4Q03 4Q04 4Q05 4Q06 4Q07 4Q08 4Q09 3Q10 In Process 1 Pipeline Quarter Ended ($ in millions) 9/30/2010 9/30/2009 Revenue1 22.0 20.2 EBITDA2 9.4 2.1  Add Back: Cost Containment - 0.5 Net Write-down of Impaired Assets 1.3 1.7 Normalized EBITDA2 10.7 4.3 Normalized EBITDA Margin2 48.6% 21.3%

Global Investment Management ($ in billions) ($ in millions) CBRE’s co-investments totaled $94.1 million at September 30, 2010. CAGR 14% CAGR 15.9% ($ in millions) ($ in millions) YTD Q3 Revenue 89.3 89.6 8.7 15.9 30.3 4.8 102.8 135.8 YTD Q3 2009 YTD Q3 2010 Annual Revenue 57.1 68.4 94.0 99.3 126.3 259.2 160.8 141.4 - - - 28.0 101.7 88.7 0.4 57.1 68.4 94.0 127.3 228.0 347.9 141.4 161.2 2002 2003 2004 2005 2006 2007 2008 2009 Investment Management Carried Interest Asset Management Acquisition, Disposition & Incentive Rental Assets Under Management 11.4 14.4 15.1 17.3 28.6 37.8 38.5 34.7 35.7 2002 2003 2004 2005 2006 2007 2008 2009 Q3 2010 Q3 Revenue 29.3 32.9 11.8 1.8 4.8 1.8 32.9 49.5 Q3 2009 Q3 2010

Global Investment Management Pro-forma Normalized EBITDA For the three months ended September 30, 2010 and 2009, the Company recorded a net reversal of carried interest incentive compensation expense of $1.4 million and $6.0 million, respectively. For the nine months ended September 30, 2010 and 2009, the Company recorded net reversal of carried interest incentive compensation expense of $0.8 million and $9.4 million, respectively. As of September 30, 2010, the Company maintained a cumulative remaining accrual of such compensation expense of approximately $13 million, which pertains to anticipated future carried interest revenue. Three Months Ended September 30, Nine Months Ended September 30, ($ in millions) 2010 2009 2010 2009 EBITDA 16.7 4.6 22.5 6.4 Add Back: Write-down of investments 1.2 2.4 5.7 10.2 Cost containment expenses - 0.2 0.4 0.2 Normalized EBITDA 17.9 7.2 28.6 16.8 Net reversal of incentive compensation expense related to carried interest revenue not yet recognized (1.4) (6.0) (0.8) (9.4) Pro-forma Normalized EBITDA 16.5 1.2 27.8 7.4 Pro-forma Normalized EBITDA Margin 33% 4% 20% 7%

Recovery & Restructuring Services Group Distressed Deal Volume1 Source: RCA Troubled Assets Radar, as of September 27, 2010 Our Process Recapitalizations, loan sales/workouts, asset and portfolio valuations, asset management and repositioning and receivership services Currently marketing more than $7.5B of distressed assets in the U.S. Key Facts ($ in Billions) $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 $240 $260 $280 $300 2008Q1 Q2 Q3 Q4 2009Q1 Q2 Q3 Q4 2010Q1 Q2 Q3 Troubled Deals Lender REO Restructured/Modified Resolved

Mandatory Amortization and Maturity Schedule As of September 30, 20101 As of October 22, 20101,2 $ millions Approximately $225.1 million and $333.0 million of the revolver facilities mature in June 2011 and June 2013 respectively. As of 9/30/10 the outstanding revolver balance was $17.9 million. Includes the senior unsecured notes issued on 10/8/10. - 200.0 400.0 600.0 800.0 1,000.0 1,200.0 2010 2011 2012 2013 2014 2015 2016 2017 Term Loan A Term Loan A1 Term Loan A2 Term Loan A3 & A3A Term Loan B Term Loan B1 & B1A Sr. Subordinated Notes Revolver - 200.0 400.0 600.0 800.0 1,000.0 1,200.0 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Term Loan A1 Term Loan A2 Term Loan B Term Loan B1 & B1A Sr. Subordinated Notes Sr. Unsecured Notes Revolver

Capitalization

($ in millions)	As of 9/30/2010	As of 12/31/2009	Variance
Cash	768.7	741.6	27.1
Revolving credit facility	17.9	21.1	(3.2)
Senior secured term loan A	135.9	326.3	(190.4)
Senior secured term loan A-1	41.4	48.6	(7.2)
Senior secured term loan A-2	203.2	203.2	-
Senior secured term loan A-3	167.5	167.5	-
Senior secured term loan A-3A	24.0	-	24.0
Senior secured term loan B	489.0	642.8	(153.8)
Senior secured term loan B-1	293.2	295.2	(2.0)
Senior secured term loan B-1A	114.4	-	114.4
Senior subordinated notes[1]	437.4	436.5	0.9
Notes payable on real estate[2]	3.5	3.5	-
Other debt[3]	0.2	1.0	(0.8)
Total debt	1,927.6	2,145.7	(218.1)
Stockholders' equity	773.4	629.1	144.3
Total capitalization	2,701.0	2,774.8	(73.8)
Total net debt	1,158.9	1,404.1	(245.2)

1. Net of original issue discount of $12.6 million and $13.5 million at September 30, 2010 and December 31, 2009, respectively.
2. Represents notes payable on real estate in Development Services that are recourse to the Company. Excludes non-recourse notes payable on real estate of $676.1 million and $547.8 million at September 30, 2010 and December 31, 2009, respectively.
3. Excludes $260.1 million and $312.9 million of non-recourse warehouse facility at September 30, 2010 and December 31, 2009, respectively, as well as $2.0 million and $5.5 million of non-recourse revolving credit facility in Development Services at September 30, 2010 and December 31, 2009, respectively.

CBRE
CB RICHARD ELLIS

CB Richard Ellis | Page 18

Business Outlook Given performance YTD 2010 and visibility through year end, we now expect full year 2010 diluted earnings per share between $0.65 to $0.70 Investment sales and leasing should continue to show nice year over year improvements - but comparisons are getting tougher Recent outsourcing trends and wins give us confidence about solid growth ahead for this business Planned expenses reinstated in Q3 2010 will continue to be visible in near term quarterly comparisons Anticipate favorable refinancing of our bank credit facilities

GAAP Reconciliation Tables

Reconciliation of Normalized EBITDA to EBITDA to Net Income Includes EBITDA related to discontinued operations of $2.4 million for the three months ended September 30, 2010. Includes depreciation and amortization related to discontinued operations of $0.03 million for the three months ended September 30, 2010. Includes interest expense related to discontinued operations of $0.4 million for the three months ended September 30, 2010. Includes provision for income taxes related to discontinued operations of $0.5 million for the three months ended September 30, 2010. Includes revenue related to discontinued operations of $0.7 million for the three months ended September 30, 2010. ($ in millions) 2010 2009 Normalized EBITDA1 175.5 $ 109.9 $ Adjustments: Integration costs related to acquisitions 1.0 0.9 Cost containment expenses 2.2 6.8 Write-down of impaired assets 2.4 4.1 EBITDA1 169.9 98.1 Add: Interest income 1.4 1.3 Less: Depreciation and amortization2 25.6 24.4 Interest expense3 50.1 54.1 Provision for income taxes 4 38.6 8.5 Net income attributable to CB Richard Ellis Group, Inc. 57.0 12.4 Revenue5 1,266.9 $ 1,023.2 $ Normalized EBITDA Margin1 13.9% 10.7% Three Months Ended September 30,

Reconciliation of Net Income to Net Income, As Adjusted ($ in millions, except for share data) 2010 2009 Net income attributable to CB Richard Ellis Group, Inc. 57.0 $ 12.4 $ Cost containment expenses, net of tax 1.4 4.2 Write-down of impaired assets, net of tax 1.5 2.6 Amortization expense related to customer relationships acquired, net of tax 1.9 1.8 Integration costs related to acquisitions, net of tax 0.6 0.6 Net income attributable to CB Richard Ellis Group, Inc., as adjusted 62.4 $ 21.6 $ Diluted income per share attributable to CB Richard Ellis Group, Inc., as adjusted 0.20 $ 0.08 $ Weighted average shares outstanding for diluted income per share 319,353,359 285,923,601 Three Months Ended September 30,